Exhibit 10.30

JOINDER

TO

MASTER LEASE AGREEMENT

This Joinder to Master Lease Agreement (this “Agreement”) is entered into as of January 12, 2023, by and among (a) TRINITY CAPITAL INC., a Maryland corporation (“Lessor”), (b) MOLEKULE, INC., a Delaware corporation (“Lessee”), and MOLEKULE GROUP, INC., a Delaware corporation (“New Co-Lessee”).

RECITALS

A.Lessor and Lessee have entered into that certain Master Lease Agreement, dated as of June 19, 2020 (the “Closing Date”), (as the same may be amended, restated, amended and restated, modified, or supplemented from time to time, the “Lease Agreement”).

B.Lessor has extended credit to Lessee for the purposes permitted in the Lease Agreement.

C.Lessee is required to cause New Co-Lessee to join the Lease Agreement pursuant that certain Project Chinook Letter of Consent dated September 30, 2022.

D.Lessor has agreed to execute this Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Lease Agreement.

2.Joinder and Assumption. New Co-Lessee hereby joins the Lease Agreement and each of the other appropriate Lease Documents and agrees to comply with and be bound by all of the terms, conditions and covenants of the Lease Agreement and each of the other appropriate Lease Documents, as if New Co-Lessee were originally named a “Lessee” therein. Without limiting the generality of the preceding sentence, New Co-Lessee hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities, and obligations of Lessee under the Lease Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Lease Documents to “Lessee” shall be deemed to refer to and include New Co-Lessee. Further, all present and future Obligations of Lessee shall be deemed to refer to all present and future Obligations of New Co-Lessee. New Co-Lessee acknowledges that the Obligations are due and owing to Lessor from Lessee including, without limitation, New Co-Lessee, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

3.Grant of Security Interest. To secure the payment and performance of all of the Obligations, New Co-Lessee hereby grants to Lessor, a continuing security interest in, and pledges to Lessor, the Collateral listed on Exhibit A, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. New Co-Lessee represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of the Lease Agreement to have superior priority to Lessor’s Lien under the Lease Agreement). If New Co-Lessee shall acquire a commercial tort claim, New Co-Lessee shall promptly notify Lessor in a writing signed by New Co-Lessee of the general details thereof and grant to Lessor, in such writing a security interest therein and in the proceeds thereof, all upon the terms of the Lease Agreement, with such writing to be in form and substance satisfactory to Lessor. New Co-Lessee further covenants and agrees that by its execution hereof it shall provide all such documentation, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance satisfactory to Lessor (including being sufficient to grant Lessor a first priority Lien (subject to Permitted Liens that are permitted pursuant to the terms of the Lease Agreement to have superior priority to Lessor’s Lien under the Lease Agreement)) in the Collateral. New Co-Lessee hereby authorizes Lessor, to file financing statements, without notice to Lessee, with all jurisdictions deemed necessary or appropriate by Lessor to perfect or protect Lessor’s interest or rights under the Lease Agreement. Such financing statements may indicate the Collateral as “all assets of the Lessee” or words of similar effect.

4.Subrogation and Similar Rights. Lessee (in each case including, without limitation, New Co-Lessee) waives any suretyship defenses available to it under the UCC or any other applicable law. Lessee (in each case, including, without limitation, New Co-Lessee) waives any right to require Lessor to: (i) proceed against any other Lessee or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Lessor may exercise or not exercise any right or remedy it has against any Lessee or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Lessee’s liability. Notwithstanding any other provision of this Agreement, the Lease Agreement, or any other Lease Documents, each Lessee and New Co-Lessee irrevocably subordinates to the prior payment in full of the Obligations and the termination of the Lessor’s obligation to enter into Schedules with Lessee and agrees not to assert or enforce prior to the payment in full of the Obligations and the termination of the Lessor’s obligation to enter into Schedules with Lessee, all rights that it may have at law or in equity (including, without limitation, any law subrogating such Lessee’s to the rights of Lessor under the Lease Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Lessee or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Lessee with respect to the Obligations in connection with the Lease Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Lessee with respect to the Obligations in connection with the Lease Agreement or otherwise. If any payment is made to any Lessee in contravention of this section, such Lessee shall hold such payment in trust for Lessor and such payment shall be promptly delivered to Lessor for application to the Obligations, whether matured or unmatured.

5.Representations and Warranties. To induce Lessor to enter into this Agreement, each Lessee hereby represents and warrants to Lessor as follows:

5.1Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Lease Documents are true, accurate and complete in all material respects as of the date hereof (or true and correct in all respects for those representations and warranties that are by their terms already qualified as to materiality), and (b) no Event of Default has occurred and is continuing;

5.2The current Operating Documents of Lessee delivered to Lessor on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.3The execution and delivery by Lessee of this Agreement and the performance by Lessee of its obligations under the Lease Agreement, as affected by this Agreement, have been duly authorized;

5.4The execution and delivery by Lessee of this Agreement and the performance by Lessee of its obligations under the Lease Agreement, as affected by this Agreement, do not and will not (a) contravene any applicable law, (b) contravene any material agreement by which Lessee is bound, (c) contravene any applicable order, judgment, or decree of any Governmental Authority by which Lessee or any of their property or assets may be bound or affected, or (d) conflict with any of the Operating Documents of Lessee;

5.5The execution and delivery by Lessee of this Agreement and the performance by Lessee of its obligations under the Lease Agreement, as affected by this Agreement, do not require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except (i) such Governmental Approvals which have already been obtained and are in full force and effect and (ii) any other actions, filings or registrations required to create, perfect or provide priority of any Lien granted to Lessor under the Lease Documents); and

5.6This Agreement has been duly executed and delivered by Lessee and is the binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.Ratification of Perfection Certificate. Lessee (as defined prior to the date hereof) hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered on the Closing Date, and acknowledges, confirms and agrees that the disclosures and information Lessee provided to Lessor in such Perfection Certificate have not changed in any material respect, as of the date hereof.

7.Integration. This Agreement and the Lease Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Lease Documents merge into this Agreement and the Lease Documents.

8.Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed signature page of this Agreement by DocuSign or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

9.Effectiveness. As a condition precedent to the effectiveness of this Agreement Lessor shall have received the following prior to or concurrently with this Agreement, each in form and substance satisfactory to Lessor:

9.1this Agreement duly executed on behalf of Lessee and New Co- Lessee;

9.2copies, certified in a certificate executed by a duly authorized officer of New Co-Lessee, to be true and complete as of the date of such certificate, of each of (i) the Operating Documents of New Co-Lessee, as in effect on the date of such certificate, (ii) the resolutions of New Co-Lessee authorizing the execution and delivery of this Agreement, all documents executed by it in connection herewith, and New Co-Lessee’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized;

9.3a good standing certificate of New Co-Lessee, certified by the Secretary of State of the state of formation of New Co-Lessee, and each jurisdiction in which New Co-Lessee is qualified to do business, dated as of a date no earlier than thirty (30) days prior to the date hereof;

9.4certified copies, dated as of a recent date, of UCC and other lien searches of New Co-Lessee, as Lessor may request and which shall be obtained by Lessor, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with this Agreement, or (ii) will constitute Permitted Liens;

9.5a filed copy, which shall be filed by Lessor, acknowledged by the appropriate filing office, of a UCC-1 Financing Statement, naming New Co-Lessee as “Lessee” and Lessor as “Secured Party”;

9.6a Perfection Certificate of New Co-Lessee, together with the duly executed signature thereto;

9.7Lessee’s payment of Lessor’s Expenses incurred in connection with this Agreement; and

9.8such other documents as Lessor may reasonably request in writing to effectuate the terms of this Agreement.

10.Post-Closing Obligations. Within thirty (30) days after the date hereof, or such longer time as agreed by Lessor, Lessor shall have received:

10.1evidence satisfactory to Lessor that the insurance policies required under Section 11 of the Lease Agreement for New Co-Lessee are in full force and effect; and

10.2a duly executed account control agreement or securities account control agreement in form acceptable to Lessor in its reasonable discretion required to perfect Lessor’s security interest in all deposit accounts and securities accounts of New Co-Lessee.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

LESSOR:		NEW CO-LESSEE:

TRINITY CAPITAL INC., INC. a Maryland corporation		MOLEKULE GROUP,

By:	/s/ Sarah Stanton	By:	/s/ Ritankar “Ronti” Pal
	Name: Sarah Stanton		Name: Ritankar “Ronti” Pal
	Title: General Counsel and Chief Compliance Officer		Title: Chief Operating Officer

LESSEE:

MOLEKULE, INC.

By:	/s/ Jonathan Harris
Name: Jonathan Harris
Title: Chief Executive Officer

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral shall mean and include all right, title, interest, claims and demands of Lessee in the following, including the specific Equipment:

1.The assets set forth on Schedule A-1 attached hereto, if any, and incorporated herein by this reference (the “Equipment”), wherever located, now owned or hereafter acquired, and any and all rights and interests in such Equipment, including all claims, rights and interests and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and proceeds of the sale of the Equipment.

2.All goods (and embedded computer programs and supporting information included within the definition of "goods" under the UCC) and equipment now owned or hereafter acquired, including all computer equipment, office equipment, machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

3.All inventory now owned or hereafter acquired by Lessee (excluding any inventory sold to customers in the ordinary course of business), including all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Lessee's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Lessee's books relating to any of the foregoing;

4.All contract rights and general intangibles (excluding intellectual property, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all rights therein, and licenses to any of the foregoing (the “Intellectual Property”), now owned or hereafter acquired, including goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, software, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payment intangibles, commercial tort claims, payments of insurance and rights to payment of any kind;

5.All now existing and hereafter arising accounts, contract rights, royalties, license rights, license fees and all other forms of obligations owing to Lessee arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Lessee (subject, in each case, to the contractual rights of third parties to require funds received by Lessee to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Lessee and Lessee's books relating to any of the foregoing;

6.All documents, cash, deposit accounts, letters of credit and letters of credit rights (whether or not the letter of credit is evidenced by a writing) and other supporting obligations, certificates of deposit, instruments, promissory notes, chattel paper (whether tangible or electronic) and investment property, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and Lessee's books relating to the foregoing; and

7.To the extent not covered by clauses (1) through (6) above, all other personal property of the Lessee, whether tangible or intangible, and any and all rights and interests in any of the above and the foregoing and, any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including insurance, condemnation, requisition or similar payments and all of Lessee's books and records related to any items of other Collateral.

Notwithstanding the foregoing, the Collateral does not include (a) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in such Accounts and such other property of Lessee that are proceeds of the Intellectual Property; (b) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Lessee of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (c) any interest of Lessee as a lessee or sublessee under a real property lease; (d) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); or (e) any interest of Lessee as a lessee under an Equipment lease if Lessee is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease (but only to the extent that such prohibition is enforceable under all applicable laws including, without limitation, the Code); provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Lessee or Secured Party.

SCHEDULE A-1

EQUIPMENT